Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 12, 2002

SI DIAMOND TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

TEXAS
(State or Other Jurisdiction of Incorporation)

1-11602	76-0273345
(Commission File No.)	(I.R.S. Employer Identification No.)

3006 Longhorn Boulevard
Suite 107
Austin, Texas 78758
(Address of Principal Executive Offices)

512/339-5020
(Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS.

Attached to this Current Report on Form 8-K as Exhibit 10.1 is a settlement agreement which SI Diamond Technology, Inc. has entered into.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

10.1 Mutual Release and Settlement Agreement by and between Texas Digital Systems, Inc., and Electronic Billboard Technology, Inc. and SI Diamond Technology, Inc. , dated September 6, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SI DIAMOND TECHNOLOGY, INC. By: /s/ Douglas P. Baker Douglas P. Baker, Vice-President and Chief Financial Officer